Exhibit 10.1

COMMITMENT AGREEMENT FOR THE PURCHASE AND SALE OF REAL ESTATE AND OTHER COVENANTS1

This Commitment Agreement for the Purchase and Sale of Real Estate and Other Covenants (the "Agreement") is executed on this 23rd day of May in the year 2013, by and between:

I.     NACCO MATERIALS HANDLING GROUP BRASIL LTDA., a limited liability business company with main place of business in the City of São Paulo, State of São Paulo, Brazil, at Av. das Nações Unidas, 22.777, Vila Almeida District, ZIP Code: 04795-100, enrolled with the CNPJ/MF under No. 57.014.896/0001-85, herein represented by its CEO, Mr. Hugo Moraes de Barros, Brazilian citizen, mechanical engineer, married, holder of Identity Card RG No. 7.772.886 - SSPSP, enrolled with the CPF/MF under No. 026.994.588-13, domiciled in the City of São Paulo, State of São Paulo, Brazil, at Av. das Nações Unidas, 22.777, Vila Almeida District, ZIP Code: 04795-100, in accordance with the Unanimous Quotaholder Resolution dated 3rd March 2010, duly registered with JUCESP under No. 98.358/10-8 in session held on 19th March 2010 hereinafter referred to as "NMHG BRASIL"; and

II.    SYNERGY EMPREENDIMENTOS E PARTICIPAÇÕES LTDA., a limited liability business company, with registered offices in the City and State of São Paulo, at Avenida Prestes Maia, 241 conjunto 1.712 - Centro – ZIP 01031-001, enrolled with CNPJ/MF under No. 09.404.663/0001-46, herein represented by its officer, Mr. Liu Shie Lin, a Brazilian citizen, married, bearer of the Identity Card RG No. 4.251.002-8 – SSP/SP, enrolled with CPF/MF under No. 243.497.988-20, resident and domiciled in the city and State of São Paulo, at Rua Américo Alves Pereira Filho, 147, apto 62, Morumbi, ZIP 05688-000, hereinafter referred to as “SYNERGY”.

NMHG BRASIL and SYNERGY hereinafter severally referred to as "Party" and jointly as "Parties",

WHEREAS:

a) NMHG BRASIL desires to sell the real estate described in Clause 1 below (the "Real Estate"); and

b) SYNERGY desires to purchase such Real Estate;

NOW THEREFORE, the Parties enter into this Agreement, which shall be governed by the following terms and conditions:

1.    DEFINITIONS

Save as otherwise expressly provided for in this Agreement, capitalized terms mentioned herein shall have the meanings set forth below:

"Clause(s)" and "Subclause(s)" are references to Clauses and Subclauses hereof.

"Business Day" means any day, with the exception of Saturdays, Sundays and holidays involving a national or local bank holiday in the City and State of São Paulo.

"Closing Date" means the date when the Parties will enter into the public deed for the purchase and sale of the Real Estate.

"Closing" means the execution by the Parties of the public deed for the purchase and sale of the Real Estate.

“Force Majeure” means any event whose effect is impossible to be predicted or avoided by any of the Parties in accordance with Article 393 of the Brazilian Civil Code.

1    Working translation only; the Portuguese version governs.

"Encumbrances" means any claims, interests, options, rights of preference in the purchase or subscription or shareholdings or other rights of any parties, charges, pledges, mortgages and security.

"Real Estate" means the real estate owned by NMHG BRASIL corresponding to a building located in the city and State of São Paulo, at Av. das Nações Unidas, 22.777, Vila Almeida, District of Jurubatuba, Zip Code 04795-100 and its respective land area measuring 20,001m2. Such real estate is enrolled with the Taxpayer’s Registry of the Municipality of São Paulo under No. 090.238.0010-9 and in title record (matrícula) No. 383.624 of the 11th Real Estate Registry Office of the City of São Paulo, whose updated title record contemplating the real estate description, boundaries and confrontations, is part of this Agreement for all legal effects.

"Price" means the amount defined in Subclause 3.1 hereof.

2.    PURPOSE

2.1    Provided that the conditions set forth herein have been accomplished by the Parties, NMHG BRASIL irrevocably agrees to sell the Real Estate and SYNERGY irrevocably agrees to purchase the Real Estate from NMHG BRASIL.

3.     PRICE

3.1    The Parties hereby agree that the purchase price of the Real Estate is the gross amount of R$ 42,500,000.00 (forty-two million, five hundred thousand Reais).

3.2    Except as provided in Subclause 7.1 below, each Party shall bear the fees of its attorneys, accountants and other professionals.

4.     PAYMENT CONDITIONS

4.1    The Price stipulated in Subclause 3.1 above will be paid by SYNERGY to NMHG BRASIL as follows:

a)     an upfront payment in the amount of R$ 21,000,000.00 (twenty-one million Reais) shall be paid on the date hereof;

b)     R$ 2,000,000.00 (two million Reais) shall be deposited on the Closing Date in a bank account (“Escrow Account”) to be opened by NMHG BRASIL, the costs of which shall be equally borne by the Parties, at Bank Santander (Brasil) S.A.; the said account shall be governed by the agreement to be entered into by the Parties and the Bank Santander (Brasil) S.A.. If the Escrow Account should have to remain open for a period in excess of 12 months, the Parties hereby agree that as from the first business day following the closing of the said 12-month period NMHG BRASIL shall be solely liable for the maintenance costs of such Account. The amount deposited in the Escrow Account will be released to NMHG BRASIL when the environmental remediation as stipulated in Subclause 8.1.3 below is completed; and

c)    R$ 19,500,000.00 (nineteen million and five hundred thousand Reais) will be paid on the Closing Date.

4.2    The payment of the installment of the Price stipulated in the items “a” and “c” of Subclause 4.1 above will be made by administrative check, deposit or electronic transfer of funds to the bank account of NMHG BRASIL indicated below:

Bank: Itaú Unibanco S.A. (341)
Agency: 0137
Bank Account No.: 00438-8

5.    DUE DILIGENCE DOCUMENTATION

5.1    No later than 30 (thirty) days after execution of this Agreement, NMHG BRASIL undertakes to deliver to SYNERGY the documentation listed in Attachment 1.

5.2    SYNERGY will have 30 (thirty) days to review such documentation and to request additional documentation, if there is a plausible justification.

5.3    No later than 30 (thirty) days after receipt of all documentation delivered by NMHG BRASIL, SYNERGY shall notify NMHG BRASIL concerning any problem found in the documentation that would prevent the conclusion of the purchase and sale of the Real Estate, or declare its approval of the documentation. The absence of any such notice by SYNERGY within the term stipulated herein will be deemed an acceptance by SYNERGY of the documentation submitted by NMHG BRASIL.

5.3.1    If SYNERGY sends a written notice to NMHG BRASIL informing of problems found in the documentation, NMHG BRASIL will have 30 (thirty) days to solve the pending issue. If the pending issue or problem remains unsolved upon expiration of such term, the parties shall try once more to reach an agreement within a new period no longer than 60 (sixty) days, aiming the preservation of the subject matter of this Contract and its legal certainty. Not being possible this agreement, SYNERGY will be entitled to terminate this Agreement pursuant to Sub-clause 10.2 below.

5.4    No later than 15 (fifteen) days prior to the Closing Date, SYNERGY may request NMHG BRASIL to provide the updated certificates of NMHG BRASIL, as well as the updated title record (matrícula) of the Real Estate and copy of the IPTU payment slips (tax over the Real Estate) of the current fiscal year. If there is no material change and provided that the conditions precedent stipulated in Clause 6 below are duly satisfied, the Closing shall take place in the form stipulated in Subclause 6.2 below.

5.4.1    If there is any material change in any updated documents provided pursuant to Subclause 5.4 in relation to the documents provided pursuant to Subclause 5.1, SYNERGY may request clarification from NMHG BRASIL. No later than 10 (ten) days prior to the Closing Date, SYNERGY must send a written notice to NMHG BRASIL informing if it agrees with the documentation submitted as per Sub-clause 5.4 hereinabove or if the problem found in the documentation represents an Encumbrance which makes it impossible to complete the purchase and sale of the Real Estate and in such event SYNERGY may terminate this Agreement pursuant to Subclause 10.1 below.

6.    CLOSING AND POSSESSION

6.1    The Closing is conditioned to SYNERGY’s approval to the documentation submitted by NMHG BRASIL within the deadlines stipulated in Subclause 5.3 and Subclause 5.4 above.

6.2    If the condition precedent stipulated in Subclause 6.1 above has been duly complied with, the Closing shall occur up to July 22, 2014 or such earlier date as the Parties may agree upon (the "Closing Date"), at 10 AM, Brazil’s official time, in the Notary Registry located in the city of São Paulo to be chosen by SYNERGY and informed to NMHG BRASIL at a pre Closing meeting of the Parties. The Parties may agree to a different Closing Date without liability to either Party.

6.3    The Parties undertake to have a pre-Closing meeting no later than 10 (ten) Business Days prior to the Closing Date, when the Parties must submit to the Notary Registry the documentation required for the execution of the public deed for the purchase and sale of the Real Estate, as well as the final version of such public deed.

6.4    SYNERGY will bear all costs associated with the execution of the public deed and its registration in the title record of the Real Estate, as well as the ITBI costs (tax levied on the transfer of property) arising out of the purchase of the Real Estate.

6.5    Subject to Clause 11 below, SYNERGY shall be finally vested in the possession of the Real Estate on the Closing Date.

6.6    SYNERGY will be responsible for the payment of all taxes over the Real Estate as from the Closing Date, even if such taxes are levied in the name of NMHG BRASIL.

7.    BROKERAGE COSTS

7.1    NMHG BRASIL will be solely responsible for the payment of the brokerage fees to SGW Empreendimentos Imobiliários Ltda., a limited liability business company with registered offices in the City and State of São Paulo at Rua Benedito Branco de Abreu, 134 Jd. das Vertentes, ZIP 05.541-090, enrolled with the CNPJ/MF under No. 15.696.709/0001-40, duly registered with the Regional Real Estate Brokers’ Council of the State of São Paulo under No. J-23956, payable on account of the brokerage of the sale transaction involving the Real Estate. The Parties agree that no other broker was involved in the sale of the Real Estate and no other brokerage costs or payments are due to any other entity.

8.    INITIAL DISCLOSURES

8.1    NMHG BRASIL hereby declares that the Real Estate has a hydrocarbon contamination at a specific location in the Real Estate as shown in the drawings attached hereto as Attachment 2, which are currently the subject of proceeding No. 33/00704/05 and No. 33/00797/09 with CETESB, and which has been monitored by CETESB since 28th April 2006. NMHG BRASIL, at its own expense, has taken the necessary measures to remediate such contamination from the Real Estate, as demonstrated in the report from August 2012, submitted to CETESB and attached hereto as Attachment 3 which summarizes all information that NMHG BRASIL has collected as of even date regarding the spillage. NMHG BRASIL undertakes to complete the remediation of hydrocarbon contamination even after the Closing Date. After the Closing Date, SYNERGY undertakes to provide unrestricted access to the Real Estate by NMHG BRASIL or by the individuals or other entities authorized by it and duly identified in order to allow them to take all necessary measures to complete the remediation work. SYNERGY shall cooperate with NMHG BRASIL and shall take due care and exert all the necessary precautions so as not to disturb or interfere in the remedial activities conducted by NMHG BRASIL. Subject to the due care requirement set forth herein, SYNERGY may monitor all the remedial activities to be carried out by NMHG BRASIL, even before the Closing Date.

8.1.1. The area will be considered mitigated once NMHG BRASIL fulfills its obligation assumed under Subclause 8.1. above, as soon as achieved remediation targets to an industrial scenario (SSTL), indicated in Chapter 11.5 of the Report MA/8758/08/AMB, which is part of this Agreement as Attachment 4, already approved by CETESB by means of a Technical Opinion No. 026/TACA/09, which is part of this Agreement as Attachment 5.

8.1.2. SYNERGY assumes all responsibility in adopting other investigation or remediation measures that might be need for the Real Estate usage for business or living purposes.

8.1.3 The achievement of the remediation targets stipulated in Subclause 8.1.1 above, including for the purpose of releasing the amount stipulated under item “b” of Subclause 4.1 above, will be certified by a specific technical report to be issued by ARCADIS LOGO S.A., a business corporation with main place of business in the City of São Paulo, State of São Paulo, Brazil, at Rua Líbero Badaró, 377, 6th floor, ZIP Code: 01.009-906, enrolled with the CNPJ/MF under No. 07.939.296/0001-50, or, in the event that this company is no longer operating when the technical report aforementioned is required, GEOKLOCK CONSULTORIA E ENGENHARIA AMBIENTAL LTDA. a limited liability company with main place of business in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas, 13.797, 14th floor, Tower II, ZIP Code: 04.794-000, enrolled with the CNPJ/MF under No. 51.761.351/0001-56 or such other company as may be mutually agreed upon by the Parties if GEOKLOCK CONSULTORIA E ENGENHARIA AMBIENTAL LTDA. is no longer operating. The specific technical report to be issued by one of the two companies aforesaid will serve as proof of whether or not the relevant remediation targets set forth in Subclause 8.1.1 have been attained, regardless of the issuance of any opinion by the competent environmental authority. NMHG BRASIL will be responsible for the cost of this technical report.

8.2    The Parties acknowledge that the region where the Real Estate is located has an organochlorine contamination, currently the subject of proceeding No. 33/00704/06 and No. 33/00782/01 with CETESB, that has been monitored by CETESB since 2003. The Parties agree that the remediation of this contamination is Procter & Gamble’s and/or any third party responsibility. NMHG BRASIL declares that it does not use and has never used organochlorine in its industrial process.

8.3 SYNERGY expressly declares that: (i) it has examined all documents related to the environmental contingencies aforesaid as it has deemed necessary; (ii) it is satisfied with how the issue is being conducted with CETESB up to the date hereof; and (iii) it has carried out an inspection of the Real Estate and is buying it in full awareness of its current conditions, including but not limited to the insertion of a rider to the aforesaid registration of the Real Estate describing such contingencies.

8.4 NMHG BRASIL expressly states that, with the exception of the ones mentioned in Sub-Clauses 8.1 and 8.2, up until the date of this Agreement, it has no knowledge on the existence of any other active sources of contamination located in its property.

8.5 NMHG BRASIL is not responsible for any environmental damage evidenced in the Real Estate which might occur after the transmission of the possession of the Real Estate and SYNERGY shall assume all responsibility and costs related to such damage.

8.6 SYNERGY states that it acknowledges the environmental liabilities mentioned in Subclauses 8.1 and 8.2 above, and even if remediation is accomplished it might cause restriction in the Real Estate usage.

8.7 SYNERGY and its successors are obliged as owner of the Real Estate to give a compatible usage to the Real Estate derived from the environmental issues informed in Subclauses 8.1 and 8.2 above.

8.7.1 If the terms and conditions of Subclause 8.7 are not respected by SYNERGY, SYNERGY undertakes to maintain NMHG BRASIL harmless.

8.8 All obligation and responsibilities set in this Clause 8 shall survive after deed signature.

9.    LIABILITY OF NMHG BRASIL

9.1    Except as otherwise provided in this Agreement, after the Closing Date, NMHG BRASIL undertakes to indemnify and hold SYNERGY harmless from and against any and all liabilities arising from actions of NMHG BRASIL taken prior to the Closing Date that affect the Real Estate, including but not limited to the risk of eviction and the environmental risk related to the contamination mentioned in Subclause 8.1 above. The Parties expressly agree that NMHG BRASIL does not have and will not assume any liability relating to the contamination of the region where the Real Estate is located, as mentioned in Subclause 8.2 above, any contamination other than that stipulated in Subclause 8.1 and that NMHG BRASIL’s remediation indemnification obligation for the contamination stipulated in Subclause 8.1 does not extend to the contamination described in Subclause 8.2 above.

9.2    NMHG BRASIL undertakes full responsibility for any and all liabilities arising from administrative proceedings pending before the Brazilian Tax authorities, as well as all civil, tax and labor litigations brought against NMHG BRASIL by third parties (other than the Parties to this Agreement) including but not limited to the cases listed in the Attachment 6.

9.3    The aggregate liability of NMHG BRASIL under Subclause 9.1 above is limited to R$ 2,000,000.00 (two million Reais).

10.    TERMINATION

10.1    If NMHG BRASIL is unable to resolve any issue informed by SYNERGY in accordance with Subclause 5.4 above, SYNERGY will be entitled to terminate this Agreement and NMHG BRASIL must return to SYNERGY no later than 15 (fifteen) days – counted as of the delivery of the notice by SYNERGY – the upfront payment stipulated in item “a” of Subclause 4.1, plus a fine of 2% (two per cent) and monetary indexation based on the variation of the IGPM/FGV index from the date of the execution of this Agreement, calculated on a daily basis; if the term for delivery is exceeded, a daily default fine shall also be charged, at the rate of 0.033%, as from the day following the 15-day term aforesaid, in addition to collection expenses.

10.2    If the condition precedent stipulated in Subclause 5.3 herein above has not been duly met, or in the event of a Force Majeure event which prevents Closing from taking place, the Closing shall not occur and NMHG BRASIL must return to SYNERGY the upfront payment stipulated in item "a" of Subclause 4.1 and monetary indexation based on the variation of the IGPM/FGV index from the date of the execution of this Agreement, calculated on a daily basis, within a maximum term of fifteen (15) days as from the delivery of the relevant notice by SYNERGY. If the term for delivery is exceeded, a daily default fine shall also be charged, at the rate of 0.033%, as from the day following the 15-day term aforesaid, in addition to collection expenses.

10.3    If, as of the Closing Date, the conditions precedent stipulated in Subclause 6.1 above have been duly met, but NMHG BRASIL refuses, without cause, to sign the Deed for the Real Estate (except for the occurrence of a Force Majeure event, when the provision of the Subclause 10.2 will apply), SYNERGY may choose between the following alternatives:

(i)     To terminate this Agreement, by giving written notice to NMHG BRASIL. In such event NMHG BRASIL must pay a fine of 25% (twenty-five per cent) of the upfront payment paid in accordance with item “a” of Subclause 4.1 above, and SYNERGY will not be entitled to any additional indemnification. No later than 30 (thirty) Days as from the delivery of the notice by SYNERGY, NMHG BRASIL shall return to SYNERGY the upfront payment stipulated in item "a" of Subclause 4.1. with the addition of monetary indexation based on the variation of the IGPM/FGV index as from the date of the execution of this Agreement, calculated on a daily basis. If the term aforesaid is exceeded, a daily default of 0.033% shall also apply, counted as from the day following the expiration of the 30-day (period aforesaid, plus collection expenses; or

(ii)    To deliver a written notice to NMHG BRASIL demanding performance of the Agreement under pain of NMHG BRASIL becoming subject to pay a daily fine of 0.1% over the Price until the obligation is fully complied with, limited to an amount corresponding to 2% (two per cent) of the Price. NMHG BRASIL shall comply with the Agreement no later than 30 (thirty) days as from the delivery date of SYNERGY’s notice.

10.3.1 In case NMHG BRASIL fails to comply with the Agreement within the term stipulated in item (ii) above, SYNERGY may make a deposit in Court with the full remaining installments of the Price as provided under items “b” and “c” of Subclause 4.1, and request a compulsory adjudication of the Real Estate. In this case, SYNERGY will file the lawsuit, and NMHG BRASIL shall pay SYNERGY the corresponding legal costs and the attorney’s fees, altogether limited to 20% (twenty per cent) of the amount in dispute.

10.4    If, on the Closing Date, SYNERGY fails to pay the installments of the Price stipulated in items “b” and “c” of Subclause 4.1 above, the Closing will not occur and NMHG BRASIL will send a written notice to SYNERGY demanding payment of the Price and SYNERGY will be subject to pay a daily fine of 0.1% (zero point one percent) over the Price until full compliance with such obligation, limited to an amount corresponding to 2% (two per cent) of the Price. If SYNERGY fails to pay the Price within 30 (thirty) days from the delivery date of such notice by NMHG BRASIL, this Agreement will be automatically terminated and, in addition to the daily penalty stipulated in this Clause, SYNERGY will lose in favor of NMHG BRASIL 25% (twenty-five per cent) of the upfront payment paid in accordance with item “a” of Subclause 4.1 above.

10.4.1 If SYNERGY pays the full Price within the maximum term of 30 (thirty) days as provided in Clause 10.4 hereinabove, the Parties shall mutually agree on a new date for the execution of the public deed for the purchase and sale of the Real Estate. In the absence of any documentation from SYNERGY allowing such execution, NMHG BRASIL may file a lawsuit requesting the Court to adjudicate the Real Estate to SYNERGY. In the event NMHG BRASIL is required to commence a lawsuit, SYNERGY shall pay NMHG BRASIL the corresponding legal costs and attorney fees, altogether limited to 20% (twenty per cent) of the amount in dispute.

11.    LEASE AGREEMENT

11.1    On the Closing Date, SYNERGY agrees, if requested by NMHG BRASIL, to enter into a lease agreement for the Real Estate with NMHG BRASIL in the form attached hereto in Attachment 7, as may be modified by the written agreement of the Parties, for a term to be agreed to by the Parties. The Parties hereby agree that the monthly gross rental payment will be R$350,000.00 (three hundred and fifty thousand reais) which will not be subject to the monetary indexation during the term of the lease agreement, provided that such term does not exceed a maximum limit of 12 months. If the term of the lease agreement should extend beyond 12 months, the rental payment for the subsequent periods shall be adjusted by the variation of the IGPM/FGV index. NMHG BRASIL will pay SYNERGY the rental payment on the 5th day of the following month. NMHG BRASIL also undertakes to pay the IPTU (property tax) and the utilities (power, water, etc.) used during any month of such lease. After Closing, NMHG BRASIL undertakes to maintain a property insurance policy on the Real Estate, electing the insurance company at its own discretion and following its previous practices related to the insured amount / coverage, naming SYNERGY as loss payee, as their interests may appear, and evidencing SYNERGY's interest on a Certificate of Insurance. NMHG BRASIL hereby agrees to maintain an insurance coverage for all of its assets, appointing NMHG BRASIL as insured.

12. RELATIONSHIP BETWEEN THE PARTIES

Neither Party shall be deemed an agent of the other and shall have no power to bind the other Party.

13.    WAIVER AND ASSIGNMENT

13.1    The failure of any Party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the Parties hereto.

13.2    Neither Party may assign this Agreement or any one of the obligations set forth herein without the prior and express authorization of the other Party. NMHG BRASIL is hereby authorized to assign the credit from this Agreement to any of its shareholders, parent companies or affiliates, without the need to obtain prior and express consent of SYNERGY.

14.    ENTIRE AGREEMENT

14.1    The terms and conditions set forth herein represent the full understanding between the Parties concerning the subject matter hereof, and are binding on the Parties and their successors.

14.2    This Agreement may be changed, altered or supplemented by the Parties only in writing and under the hand of their officers or duly authorized representatives.

15.    GOVERNING LAW

This Agreement shall be governed by and construed under Brazilian law.

16.    NOTICES

16.1    Any notices or other communications required or allowed under this agreement shall be effectively given if so given in writing (in the Portuguese language) and delivered in person or by facsimile transmission, by courier ("Federal Express" or similar service), or by pre-paid registered mail, addressed as follows:

(i)    if to NMHG BRASIL:
Attn.: Mr. Hugo Moares Barros
C.c.: NMHG BRASIL Legal Counsel
Address: Av. das Nações Unidas, 22 777, Vila Almeida
ZIP Code: 04795-100 - São Paulo - SP
Telephone: +55 11 5683-8502
Fax: +55 11 5683 8500

(ii)     If to the SYNERGY:
Attn.: Mr. Liu Shie Lin
Address: Avenida Carlos Caldeira Filho, 389, Vila Andrade
ZIP 05730-190 – São Paulo - SP
Telephone: +55 11 5816 6146
Fax: +55 11 5854 1133
C.c.: SYNERGY Legal Counsel (Dr. Fábio Peccicacco)
Address: Alameda Rio Negro, 1.105, Cjto. 51, Alphaville
ZIP 06454-000 – Barueri – SP
Telephone: +55 11 4195 7366
Fax: +55 11 4195 7366

16.2    Save as otherwise expressly provided herein, all notices and other communications shall be deemed delivered:

(a)     on the date of delivery, if delivered in person;

(b)    one (1) Business Day after being sent by courier service;

(c)    one (1) Business Day after being sent by facsimile transmission; and

(d)    ten (10) Business Days after being sent by registered mail.

16.3    Each Party shall have the right to specify a different address or individual for notice, by means of a notice sent and delivered to the other Party as set forth in the preceding.

17.    DISPUTE RESOLUTION

17.1    All conflicts, controversies or differences arising from this Agreement or otherwise related hereto and which the Parties are unable to settle in good faith, shall be finally settled by arbitration proceedings, except for the cases foreseen in the Subclause 17.1.1 below.

17.1.1    The parties hereby submit to the Central Court of São Paulo as the only competent to decide on the application of compulsory adjudication over the property as set forth in Subclauses 10.3.1 and 10.4.1 of this Agreement, and to decide on any provisional remedies, repossession actions, or protective measures of law made by the Parties pursuant to Section 17.9 below. This Subclause does not invalidate the choice of arbitration as the only method of dispute resolution under this Agreement.

17.2    Upon the receipt of a notice of the existence of any unsettled conflict, the Parties shall initially attempt to pursue an internal conciliation proceeding, at managerial level. If the conflict remains unsolved for a period of thirty (30) days after the first such meeting, it shall be finally settle by arbitration, to be conducted in the City of São Paulo, State of São Paulo, pursuant to the Arbitration Rules of the São Paulo Mediation and Arbitration Chamber (the "CIESP Rules") in force at the time, such rules being hereby deemed included in this instrument.

17.3    The Parties shall by mutual agreement appoint one (1) arbitrator and his/her deputy. If the Parties are unable to arrive at a consensus, the arbitrator and his/her deputy shall be appointed by the President of the São Paulo Mediation and Arbitration Chamber.

17.4    The arbitrator shall use Portuguese idiom.

17.5    The arbitrator shall apply Brazilian law.

17.6    The arbitration award, which shall be binding on both Parties, shall be proffered by the arbitrator in Portuguese, in the City of São Paulo, State of São Paulo, within ninety (90) days after the final term for the written statements by the Parties (item 10.4 of the Arbitration Rules).

17.7    Each Party shall be liable for the payment of the costs and expenses of their expert witnesses, irrespective of the final award. All other arbitration costs and all expenses involved in the performance of the arbitration award shall be borne in the proportion and in the amounts to be specified by the arbitrator. The losing party will pay to the winning party its attorney's fees limited to 10% (ten per cent) of the amount in dispute.

17.8    For the avoidance of any doubts concerning the choice of arbitrations as the sole conflict-settling method to be adopted by the Parties, the Parties hereby expressly acknowledge that this arbitration provision is being executed for the purposes stated in Articles 4 and 5 of Federal Law no. 9,307/96 (the "Brazilian Arbitration Law").

17.9    As soon as the request for arbitration proceedings has been filed and at the request of a relevant Party, the arbitrator may order any provisional remedy or injunctive measure as he may deem appropriate. Before the arbitration request is submitted to the arbitrator and under any relevant subsequent circumstances, the Parties may request provisional remedies or injunctive measures in Court. A request filed by a Party with a judicial authority for such purposes or for the enforcement of measures ordered by the arbitrator shall not be deemed and infringement or waiver of this arbitration provision and shall not limit the powers vested in the arbitrator.

AND HAVING THUS AGREED AND COVENANTED, the Parties execute this Agreement in three (3) identical counterparts, together with the two (2) witnesses who set their hands below.

NACCO MATERIALS HANDLING GROUP BRASIL LTDA.

/s/ Hugo Moraes Barros
By: Hugo Moraes Barros
Title: President

SYNERGY EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.

/s/ Liu Shie Lin
By: Liu Shie Lin
Title: Officer

Witnesses:

1. /s/ Pedro Iwao Segawa
Name: Pedro Iwao Segawa
ID: 4.437.182-2

2. /s/ Juarez M. Bartie
Name: Juarez M. Bartie
ID: 7.933.928